Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-192475 on Form S-1 of our report dated July 9, 2014 relating to the consolidated financial statements of School Specialty, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of School Specialty, Inc. for the year ended April 26, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

Milwaukee, Wisconsin

August 19, 2014